Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Brian Keogh
425-453-9400

ESTERLINE ANNOUNCES IT HAS ENTERED INTO EXCLUSIVE NEGOTIATIONS TO ACQUIRE THE SOURIAU GROUP

— €483 Million ($715 million) EPS Accretive Transaction, Expands Growth Opportunities —

— Broadens Presence in Global Aerospace, Defense and Industrial Markets —

— Revenue Synergy Expected from Technology Leadership in Electric Systems —

— Souriau Expects to Book €238 Million in FY11(June) Revenues, €43 Million EBITDA —

— Esterline Provides Expected Sales and Earnings Benefit –

BELLEVUE, Wash., May 4, 2011 — Esterline Corporation (NYSE:ESL www.esterline.com), a leading specialty manufacturer serving aerospace and defense markets, today announced it has entered into exclusive negotiations with Sagard Private Equity Partners and other shareholders and made a binding offer for the acquisition of 100% of the Souriau Group (“Souriau”), a leading global supplier of highly-engineered connectors for harsh environments. Souriau, which serves the Aerospace, Defense & Space, Power Generation & Rail, and Industrial Equipment markets, will enhance Esterline’s Sensors & Systems segment by category, customer, and geography. It will also reinforce Esterline’s existing presence in France, which presently includes facilities in Bourges, Niort, and Sarralbe.

Souriau, a private company based in Versailles, France, and primarily held by Sagard Private Equity Partners, has operations in six countries and employs over 2,300 people. The company has utilized a combination of developed and low-cost countries to better serve its global range of customers. The company expects to record sales of approximately €238 million, or approximately $350 million at current exchange rates, for the 12 months ending

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June 2011. Souriau has a consistent track record of profitability and has produced EBITDA margins of 14.5% or more in each of its last six fiscal years. For the fiscal year ending on June 30, 2011, Souriau expects to produce EBITDA of approximately €43 million, or $64 million at current exchange rates, a margin of approximately 18%.

Souriau’s aeronautics business, which represents approximately 35% of its total business, focuses on both commercial and military fixed and rotary wing aircraft, weapons delivery systems and avionics. Souriau’s defense and space business, which represents approximately 30% of total revenues, manufactures connectors primarily for satellite, missile, and communications systems. The company’s power generation and rail business, which represents approximately 15% of revenues, serves the nuclear power, railway, and geophysics markets. The company’s industrial equipment business, which represents approximately 20% of total revenues, serves the automation, medical equipment and autosport markets. The company’s major customers include ABB, Airbus, Alstom, Astrium, AREVA, BAE Systems, Boeing, Bombardier, Dassault, EADS, Embraer, Faiveley, Goodrich, Honeywell, Kongsberg, Liebherr, MBDA, MHI, Northrop Grumman, Raytheon, Safran, Sukhoi, Thales, Rolls Royce, Schlumberger and Westinghouse.

Esterline Corporation has agreed to pay €483 million, or approximately $715 million at current exchange rates, to acquire all of the outstanding stock of Souriau. Esterline noted that it expects to finance the acquisition through a combination of cash and international debt. The company further noted that approximately 80% of cash to be used in the transaction is currently held offshore and international debt would be retired with foreign subsidiary cash flows. Completion of the transaction is expected in July 2011, contingent upon the completion of customary regulatory conditions.

Brad Lawrence, Esterline’s Chief Executive Officer, said, “We are proud to welcome such a strong, growing global company with an excellent suite of proprietary, high-technology products to the Esterline team.” Lawrence said Souriau will “…deepen our penetration and expand our opportunities in several key European markets, give us broad access to a new set of customers and end-use markets, and reinforce our presence with key, existing aerospace and defense customers.”

Lawrence said, “we fully expect Souriau to continue to grow in its core European markets and, at the same time, we are confident we can accelerate Souriau’s growth in the U.S. marketplace, leveraging its outstanding technology, where there are large opportunities and where they are significantly underrepresented.”

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Francois Calvarin, Souriau’s Chief Executive Officer, said, “We view this as an enabling transaction and believe that we will become a stronger company as part of Esterline. While we have already made the necessary operational investments to support our growth plan, we believe that our ability to penetrate the U.S. marketplace, which currently represents less than a third of our revenues, will be greatly enhanced. We also believe that, in a similar fashion, we can assist the balance of Esterline’s business in targeting the European market, where we derive nearly 60% of our revenues.”

Consistent with prior acquisitions, Esterline expects to capture operating efficiencies across its consolidated business, including a more effective supply chain, and to capture incremental top-line opportunities. Additionally, Souriau has developed a strong presence in India, which is a strong complement to Esterline’s existing emerging markets strategy.

Esterline noted that it expects, based upon a July closing, the acquisition to contribute approximately $95 million in revenues and, excluding one-time transaction related charges, between $0.08 and $0.10 diluted earnings per share to the company’s fourth quarter. For Esterline’s fiscal 2012, the company expects Souriau to contribute approximately $400 million in revenues, $75 million in EBITDA, and between $0.35 and $0.45 of diluted earnings per share. For fiscal 2013, the company believes Souriau will grow revenues at a pace of approximately 10% and can achieve EBITDA margins in excess of 19%.

A conference call to discuss the transaction is scheduled for this afternoon, May 4, 2011 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Additionally, the company will provide a PowerPoint presentation on its website at www.esterline.com that details the business and the transaction is also available on its website.

Esterline was advised in this transaction by Rothschild; Sagard and Souriau were advised by Morgan Stanley.

Esterline noted that all financial performance quantities denominated in U.S. dollars are based on a conversion of Euro-denominated forecasts as calculated under French GAAP at the current exchange rate. The company noted that it expects to release pro forma financial statements under U.S. GAAP within 70 days of the closing of the transaction.

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Conference Call Information

Esterline will host a conference call today Wednesday, May 4, at 5:00 p.m. Eastern Time to discuss the acquisition of Souriau. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at 866-783-2141. International callers should dial 857-350-1600. The access code is 34185215. A live webcast will also be available at www.esterline.com.

The audio webcast replay will be available for 90 days and a telephone replay of the call will be available by dialing 888-286-8010 and entering access code 62064918. International callers can listen to the replay by dialing 617-801-6888 using the same access code above. The conference call replay will be available for five business days, beginning at 6:00 p.m. Eastern Time on Wednesday, May 4.

About Esterline

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials.

Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other high-end industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

About Souriau

Founded in 1917, and headquartered in Versailles, France, the Souriau Group designs, manufactures and markets high performance - high reliability interconnect solutions for severe environments dedicated to the Aerospace, Defense / Space, Heavy Industry (Railway & Mass Transit, Nuclear, Oil & Gas) and Industrial Equipment markets. Souriau has a worldwide presence with R & D centers and production sites in Europe, the United States, Japan, India, Morocco and Dominican Republic.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based

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on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent annual report on Form 10-K.